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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated February 20, 1997 (except for Note 10 as to which the date is June , 1997), in the Registration Statement (Form S-1) and related Prospectus of Hyseq, Inc. for the registration of 2,750,000 shares of its common stock.

Palo Alto, California
June  , 1997
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  The foregoing consent is in the form that will be issued upon completion of the matters discussed in the sixth and seventh paragraphs of Note 10 of Notes to Consolidated Financial Statements.

                                                              ERNST & YOUNG LLP

Palo Alto, California
June 12, 1997